Exhibit 99.1

Adaptimmune Reports Q2 Financial Results and Business Update

- Reported responses in multiple solid tumor types during ASCO with updates at upcoming congresses in Q4 -

- Continued progress toward launch of ADP-A2M4 for sarcoma in the US in 2022 with ongoing enrollment of patients in SPEARHEAD-1 -

- Granted access to PRIority MEdicines (PRIME) regulatory support by the European Medicines Agency for ADP-A2M4 for the treatment of synovial sarcoma -

- Completed public offering with net proceeds of approximately $244m; guidance confirmed: funded into 2022 -

- Conference call to be held today at 8:00 a.m. EDT (1:00 p.m. BST) -

PHILADELPHIA, PA., and OXFORDSHIRE, U.K., August 6, 2020 (GLOBE NEWSWIRE) -- Adaptimmune Therapeutics plc (Nasdaq: ADAP), a leader in cell therapy to treat cancer, today reported financial results and provided a business update for the second quarter ended June 30, 2020.

“We reported responses in multiple solid tumor types during the second quarter of 2020 demonstrating the potential of SPEAR T-cells to deliver benefit to people with cancer. We also raised capital, placing us in a solid financial position to continue executing on our strategic plans,” said Adrian Rawcliffe, Adaptimmune’s Chief Executive Officer. “Despite the impact of the COVID-19 pandemic on the biotech industry, we made good progress in our preparations toward launching our first product in the US in 2022 for patients with sarcoma, whilst initiating and planning new Phase 2 clinical trials. However, as we enter the second half of the year, we expect COVID-19 to continue to have an impact and are monitoring this evolving situation closely.”

Planned milestones 2H 2020

•	Update on ADP-A2AFP Phase 1 trial at the International Liver Congress to be held virtually from August 27 to 29

o	An oral presentation entitled “Data from the third dose cohort of an ongoing study with ADP-A2AFP SPEAR T-cells” will be presented by Dr. Bruno Sangro of Clinica Universidad de Navarra

o	A poster summarizing data from the first two cohorts of the ADP-A2AFP Phase 1 trial will be presented by Dr. Tim Meyer of University College London

•	Updates on dose escalation cohorts from the SURPASS trial at a medical conference

•	Durability and translational data from patients with synovial sarcoma from the ADP-A2M4 Phase 1 trial at a medical conference

•	Investor Day to be held on November 20, 2020

CLINICAL UPDATES

•	With timeline continuing to support 2022 launch in the US, enrollment in the Phase 2 SPEARHEAD-1 trial of ADP-A2M4, for patients with synovial sarcoma or myxoid / round cell liposarcoma (MRCLS), continues to progress

•	The evolving COVID-19 pandemic continues to have an impact on clinical trials varying site-by-site and among countries

•	Phase 1 trials (ADP-A2AFP, radiation sub-study, and SURPASS) continue and patients are being enrolled and treated

•	First site has been initiated and has started screening patients for the SPEARHEAD-2 Phase 2 clinical trial, combining ADP-A2M4 with pembrolizumab for people with head and neck cancer

•	Protocol design for the Phase 2 trial with ADP-A2M4CD8 in gastroesophageal cancers has commenced and sites are being identified. The Company plans to initiate this trial in the first half of 2021

PROGRESS TOWARD GOAL OF LAUNCHING ADP-A2M4 IN SARCOMA IN THE US IN 2022

•	Granted access to PRIME regulatory support by the EMA further confirming the potential of ADP-A2M4 to treat people with advanced sarcoma, along with the previously granted Orphan Drug Designation (ODD) in Europe, as well as the FDA’s ODD and Regenerative Medicine Advanced Therapy designation

Manufacturing AND SUPPLY

•	The Company has focused on manufacturing SPEAR T-cells for patients in the SPEARHEAD-1 trial and increasing capacity to provide for all ongoing and planned trials

•	Scaling up personnel, manufacturing processes and IT systems, and optimizing space in our Navy Yard facility in preparation for commercial launch in sarcoma

•	Following receipt of a Certificate of GMP Compliance from the MHRA for its vector manufacturing operations in July, the Company began using lentiviral vector produced in-house at its dedicated manufacturing space within the Cell and Gene Therapy Catapult Manufacturing Centre at Stevenage, UK for select clinical trials

Funding

•	Underwritten public offering closed on June 4, 2020 generating net proceeds of approximately $244 million

Financial Results for the three and six month periods ended June 30, 2020

•	Cash / liquidity position: As of June 30, 2020, Adaptimmune had cash and cash equivalents of $122.4 million and Total Liquidity[1] of $419.0 million.

•	Revenue: Revenue for the three and six months ended June 30, 2020 was $0.5 million and $1.3 million, respectively, compared to $0.2 million for both of the same periods in 2019. The increase in revenue is mainly due to further development of the third target nominated by GSK under the GSK Collaboration and License Agreement.

•	Research and development (R&D) expenses: R&D expenses for the three and six months ended June 30, 2020 were $20.5 million and $41.7 million, respectively, compared to $25.5 million and $47.5 million for the same periods in 2019. The decreases in both periods are primarily due to lower development costs brought about by COVID-19 delays, a reduction in the average number of employees engaged in research and development, and in-process research and development costs of $2.0m in 2019 as a result of entering into a collaboration agreement with Alpine Immune Sciences, Inc.

•	General and administrative (G&A) expenses: G&A expenses for the three and six months ended June 30, 2020 were $10.3 million and $19.6 million, respectively, compared to $10.1 million and $21.9 million for the same periods in 2019. The decrease in the six months ended June 30, 2020 was primarily driven by reduced travel costs and share-based compensation expense, partially offset by an increase in costs associated with commercialization. We expect that our general and administrative expenses will increase in the future as we expand our operations and move towards commercial launch.

•	Other (expense) income, net: Other (expense) income, net for the three and six months ended June 30, 2020 was an expense of $0.7 million and income of $0.2 million, respectively, compared to expenses of $6.3 million and $0.8 million for the same periods in 2019. Other (expense) income, net primarily comprises unrealized foreign exchange movements, which fluctuate depending on exchange rates and the amount of foreign currency assets and liabilities.

•	Net loss: Net loss attributable to holders of the Company’s ordinary shares for the three and six months ended June 30, 2020 was $29.9 million and $58.0 million, respectively, and $(0.04) and $(0.07) per ordinary share, respectively, compared to $41.1 million and $68.5 million and $(0.07) and $(0.11) per ordinary share for the same periods in 2019.

Financial guidance

The Company believes that its existing cash, cash equivalents and marketable securities will fund the Company’s current operations into 2022, as further detailed in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020, to be filed with the Securities and Exchange Commission following this earnings release.

1 Total liquidity is a non-GAAP financial measure, which is explained and reconciled to the most directly comparable financial measures prepared in accordance with GAAP below.

Conference Call and Webcast Information

The Company will host a live teleconference at 8:00 a.m. EDT (1:00 p.m. BST) today, August 6, 2020. The live webcast of the conference call will be available in the investor section of Adaptimmune’s corporate website at www.adaptimmune.com. An archive will be available after the call at the same address. To participate in the live conference call, please dial (833) 652-5917 (U.S. or Canada) or +1 (430) 775-1624 (International). After placing the call, please ask to be joined into the Adaptimmune conference call and provide the confirmation code (5488705).

About Adaptimmune

Adaptimmune is a clinical-stage biopharmaceutical company focused on the development of novel cancer immunotherapy products for people with cancer. The Company’s unique SPEAR® (Specific Peptide Enhanced Affinity Receptor) T-cell platform enables the engineering of T-cells to target and destroy cancer across multiple solid tumors.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements involve certain risks and uncertainties. Such risks and uncertainties could cause our actual results to differ materially from those indicated by such forward-looking statements, and include, without limitation: the success, cost and timing of our product development activities and clinical trials and our ability to successfully advance our TCR therapeutic candidates through the regulatory and commercialization processes. For a further description of the risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, as well as risks relating to our business in general, we refer you to our Quarterly Report on Form 10-Q filed with the SEC on May 14, 2020, and our other SEC filings. The forward-looking statements contained in this press release speak only as of the date the statements were made and we do not undertake any obligation to update such forward-looking statements to reflect subsequent events or circumstances.

Total Liquidity (a non-GAAP financial measure)

Total Liquidity (a non-GAAP financial measure) is the total of cash and cash equivalents and marketable securities. Each of these components appears separately in the condensed consolidated balance sheet. The U.S. GAAP financial measure most directly comparable to Total Liquidity is cash and cash equivalents as reported in the condensed consolidated financial statements, which reconciles to Total Liquidity as follows (in millions):

	June 30,	December 31,
	2020	2019
Cash and cash equivalents	$122.4	$50.4
Marketable securities	296.6	39.1
Total Liquidity	$419.0	$89.5

The Company believes that the presentation of Total Liquidity provides useful information to investors because management reviews Total Liquidity as part of its management of overall liquidity, financial flexibility, capital structure and leverage.

Condensed Consolidated Statement of Operations

(unaudited, in thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenue	$502	$157	$1,263	$157
Operating expenses
Research and development	(20,460)	(25,511)	(41,724)	(47,530)
General and administrative	(10,295)	(10,148)	(19,556)	(21,921)
Total operating expenses	(30,755)	(35,659)	(61,280)	(69,451)
Operating loss	(30,253)	(35,502)	(60,017)	(69,294)
Interest income	1,147	757	1,877	1,709
Other (expense) income, net	(749)	(6,277)	188	(847)
Loss before income taxes	(29,855)	(41,022)	(57,952)	(68,432)
Income taxes	(25)	(65)	(95)	(67)
Net loss attributable to ordinary shareholders	$(29,880)	$(41,087)	$(58,047)	$(68,499)

Net loss per ordinary share
Basic and diluted	$(0.04)	$(0.07)	$(0.07)	$(0.11)

Weighted average shares outstanding:
Basic and diluted	822,725,556	629,355,975	781,235,457	628,655,278

Condensed Consolidated Balance Sheets

(unaudited, in thousands, except share data)

	June 30,	December 31,
	2020	2019
Assets
Current assets
Cash and cash equivalents	$122,359	$50,412
Marketable securities - available-for-sale debt securities	296,629	39,130
Other current assets and prepaid expenses (including current portion of clinical materials)	39,099	30,947
Total current assets	458,087	120,489

Restricted cash	4,324	4,496
Clinical materials	1,744	2,503
Operating lease right-of-use assets, net of accumulated amortization	18,892	20,789
Property, plant and equipment, net of accumulated depreciation of $26,100 (2019: $23,649)	27,020	31,068
Intangibles, net of accumulated amortization	2,134	2,198
Total assets	$512,201	$181,543

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	8,766	6,357
Operating lease liabilities, current	2,493	2,493
Accrued expenses and other accrued liabilities	23,836	23,363
Deferred revenue, current	3,464	2,128
Total current liabilities	38,559	34,341

Operating lease liabilities, non-current	20,814	22,966
Deferred revenue, non-current	44,651	—
Other liabilities, non-current	592	598
Total liabilities	104,616	57,905

Stockholders’ equity
Common stock - Ordinary shares par value £0.001, 1,038,249,630 authorized and 927,668,946 issued and outstanding (2019: 785,857,300 authorized and 631,003,568 issued and outstanding)	1,324	943
Additional paid in capital	928,777	585,623
Accumulated other comprehensive loss	(8,805)	(7,264)
Accumulated deficit	(513,711)	(455,664)
Total stockholders' equity	407,585	123,638

Total liabilities and stockholders’ equity	$512,201	$181,543

Condensed Consolidated Cash Flow Statement

(unaudited, in thousands)

	Six months ended
	June 30,
	2020	2019
Cash flows from operating activities
Net loss	$(58,047)	$(68,499)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	3,583	3,642
Amortization	464	333
Share-based compensation expense	4,072	6,675
Unrealized foreign exchange (gains) losses	(2,004)	1,048
Other	718	(166)
Changes in operating assets and liabilities:
Increase in receivables and other operating assets	(10,104)	(16,851)
Decrease in non-current operating assets	615	1,263
Increase (decrease) in payables and other current liabilities	3,571	(876)
Increase in deferred revenue	49,074	3,060
Net cash used in operating activities	(8,058)	(70,371)

Cash flows from investing activities
Acquisition of property, plant and equipment	(460)	(1,202)
Acquisition of intangibles	(407)	(922)
Maturity or redemption of marketable securities	39,931	54,324
Investment in marketable securities	(298,016)	(15,983)
Net cash (used in) provided by investing activities	(258,952)	36,217

Cash flows from financing activities
Proceeds from issuance of common stock, net of issuance costs	334,388	—
Proceeds from exercise of stock options	5,075	366
Net cash provided by financing activities	339,463	366

Effect of currency exchange rate changes on cash, cash equivalents and restricted cash	(678)	289
Net increase (decrease) in cash, cash equivalents and restricted cash	71,775	(33,499)
Cash, cash equivalents and restricted cash at start of period	54,908	72,476
Cash, cash equivalents and restricted cash at end of period	$126,683	$38,977

About Adaptimmune

Adaptimmune is a clinical-stage biopharmaceutical company focused on the development of novel cancer immunotherapy products for people with cancer. The Company’s unique SPEAR® (Specific Peptide Enhanced Affinity Receptor) T-cell platform enables the engineering of T-cells to target and destroy cancer across multiple solid tumors.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements involve certain risks and uncertainties. Such risks and uncertainties could cause our actual results to differ materially from those indicated by such forward-looking statements, and include, without limitation: the success, cost and timing of our product development activities and clinical trials and our ability to successfully advance our TCR therapeutic candidates through the regulatory and commercialization processes. For a further description of the risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, as well as risks relating to our business in general, we refer you to our Quarterly Report on Form 10-Q filed with the SEC on May 14, 2020, and our other SEC filings. The forward-looking statements contained in this press release speak only as of the date the statements were made and we do not undertake any obligation to update such forward-looking statements to reflect subsequent events or circumstances.

Adaptimmune Contacts:

Media Relations:

Sébastien Desprez — VP, Communications and Investor Relations

T: +44 1235 430 583

M: +44 7718 453 176

Sebastien.Desprez@adaptimmune.com

Investor Relations:

Juli P. Miller, Ph.D. — Senior Director, Investor Relations

T: +1 215 825 9310

M: +1 215 460 8920

Juli.Miller@adaptimmune.com